CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                            We consent to the use of our report dated June 3, 2004 on the financial statements and financial highlights of the Amerigo Fund and the Clermont Fund, each a series of AdvisorOne Funds.  Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration

                                            Statement on Form N-1A of AdvisorOne Funds.  We also consent to the references to our Firm in such

                                            Registration Statement.

                                                            TAIT, WELLER & BAKER

                                        Philadelphia, Pennsylvania

                                        June 30, 2004